Exhibit 99.1

Company Contact:	J. Lankford Wade Senior Vice President & Treasurer (615) 236-6200

HealthSpring Enters Into New $350 Million Credit Facility

Company Revises 2010 EPS Guidance

NASHVILLE, Tenn. (February 11, 2010) — HealthSpring, Inc. (NYSE:HS) today announced that it has entered into a new $350 million senior secured credit facility. The new agreement consists of $175 million in five-year term loans and a four-year, $175 million revolving credit facility, $25 million of which was drawn at closing. Outstanding loans under the new credit facility bear interest at a spread over a base rate or LIBOR (initially 325 basis points), depending on the Company’s total leverage ratio.

Borrowings under the facilities and cash on hand were used to repay approximately $237.0 million of indebtedness outstanding under the Company’s existing credit agreement, which was scheduled to mature on October 1, 2012. In connection with terminating the prior agreement, the Company incurred certain charges including the write-off of approximately $5.0 million of unamortized deferred financing fees and approximately $2.0 million of costs to unwind interest rate swaps. These one-time charges are expected to reduce the previously issued 2010 diluted earnings per share guidance range of $2.25 to $2.50 by approximately $0.07 per share.

Commenting on the new agreement, Karey L. Witty, Executive Vice President and Chief Financial Officer of HealthSpring, said, “We believe that we are well positioned to capitalize on potential strategic opportunities created by both the current Medicare Advantage rate environment and healthcare reform. This new facility provides us with greater financial flexibility to, among other things, take advantage of such opportunities.”

About HealthSpring, Inc.
HealthSpring is based in Nashville, Tennessee, and is one of the country’s largest coordinated care plans whose primary focus is the Medicare Advantage market. HealthSpring currently owns and operates Medicare Advantage plans in Alabama, Florida, Georgia, Illinois, Mississippi, Tennessee and Texas and also offers a national stand-alone Medicare prescription drug plan. For more information, visit www.healthspring.com.

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HS Enters Into New $350 Million Credit Facility

February 11, 2010

Cautionary Statement Regarding Forward Looking Statements
Statements contained in this release that are not historical fact are forward-looking statements, which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. Such statements include statements regarding 2010 EPS guidance. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Any projections or other forward-looking information in this release or made orally and related thereto are based on management’s beliefs and assumptions and on information available to HealthSpring at the time the statements were or are made, which is subject to change. Although any such projections and forward-looking information and the factors influencing them will likely change, HealthSpring will not necessarily update the information except as required by law, as HealthSpring will only provide guidance at certain points during the year. Information contained herein speaks only as of the date of this release.

The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: changes in enrollment and dis-enrollment patterns; legislative and regulatory actions or changes, including changes in Medicare funding and premium rates; changes in our members’ utilization of medical services; changes in medical and prescription drug cost trends; the Company’s ability to accurately estimate CMS retroactive risk adjustments to Medicare premiums; competition; the Company’s ability to accurately estimate incurred but not reported and other unpaid medical claims; negotiation of acceptable contracts with physicians, hospitals, and other providers; contractual disputes with providers; increases in costs or liabilities associated with litigation; costs associated with compliance with regulatory mandates and with responding to regulatory audits; management changes; the Company’s ability to identify, evaluate, and integrate acquisition opportunities; substantial changes in interest rates over a prolonged period; and changes in tax estimates, assets, or liabilities and valuation allowances related thereto. The foregoing list of factors is not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in other public filings by the Company.

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